Exhibit 1.2

EXECUTION COPY

   Hersha Hospitality Trust

8,000,000 Class A Common Shares of Beneficial Interest, $0.01 par value per share

1,000,000 6.50% Series D Cumulative Redeemable Preferred Shares of

Beneficial Interest, par value $.01 per share

1,000,000 6.50% Series E Cumulative Redeemable Preferred Shares of

Beneficial Interest, par value $.01 per share

Equity Distribution Agreement

April 26, 2017

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), and Hersha Hospitality Limited Partnership (the "Partnership") hereby confirm their agreement (this “Agreement”) with Robert W. Baird & Co. Incorporated (the “Manager”) as follows:

1.Description of Shares.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, (subject to the last sentence of this paragraph of this Section 1) (a) up to 8,000,000 shares of the Company’s Class A Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”), (b) up to 1,000,000 shares of the Company’s 6.50% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share and a liquidation preference of $25.00 per share (the "Series D Shares"), and/or, (c) up to 1,000,0000 of the Company’s 6.50% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share and a liquidation preference of $25.00 per share (the "Series E Shares" and, together with the Series D Shares, the “Preferred Shares,” and, the Preferred Shares together with the Common Shares, the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  The Company and the Partnership entered into equity distribution agreements with (i) Citigroup Global Markets Inc. (“Citigroup”), dated as of April 26, 2017, (ii) Jonestrading Institutional Services LLC (“JonesTrading”), dated as of April 26, 2017, and (iii) Raymond James & Associates, Inc. (“Raymond James”), dated as of April 26, 2017 (each, an "Alternative Manager" and, together with any other manager with which the Company and Partnership may enter into an equity distribution agreement with respect to the Shares, the "Alternative Managers" and such agreements, collectively, together with any other equity distribution agreement with respect to the Shares into which the Company and the Partnership may enter into with Alternative Managers, the “Other Equity Distribution Agreements”) for the issuance and sale from time to time to or through the Alternative Managers of the Shares on the terms to be set forth in the Other Equity Distribution Agreements. The Manager and the Alternative Managers are collectively referred to herein as the “Managers.” This Agreement and the Other Equity Distribution Agreements are collectively referred to herein as the “Equity Distribution Agreements.”  For purposes of selling the Shares through the Manager, the Company and the Partnership hereby appoint the Managers as exclusive agents of the Company and the Partnership for the purpose of soliciting purchases of the Shares from the Company pursuant to the Agreements and each Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated in each Manager's Equity Distribution Agreement.  The aggregate number of Common Shares that may be sold pursuant to the Equity Distribution Agreements (on a combined basis) shall not exceed the lesser of 8,000,000 or the Maximum Amount; the aggregate number of Series D Shares that may be sold pursuant to the Equity Distribution Agreements (on a combined basis) shall not exceed the lesser of 1,000,000 or the Maximum Amount; the aggregate number of Series E Shares that may be sold pursuant to the Equity Distribution Agreements (on a combined basis) shall not exceed the lesser of 1,000,000 or the Maximum Amount.

The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 19 hereof.

2.Representations and Warranties.  Each of the representations and warranties made herein with respect to HHMLP (as defined below) are made to the best of the Company’s knowledge, after due inquiry.  The Company and the Partnership, jointly and severally, represent and warrant to, and agree with, the Manager, as of the Execution Time, each Applicable Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below:

(a)the Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-216317) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares.  The Registration Statement has been filed with the Commission and is effective under the Securities Act.  The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose.  Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed.  The Prospectus Supplement has been or will be so prepared and will be filed pursuant to and within the time period prescribed by Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8)).  Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement  have been delivered, or are available through EDGAR, to the Manager and its counsel.  The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  Any reference herein to the

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Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.  The Common Shares are currently listed on the New York Stock Exchange ("NYSE") under the trading symbol “HT”; the Series D Shares are currently listed on the NYSE under the trading symbol "HT PRD"; and the Series E Shares are currently listed on the NYSE under the trading symbol "HT PRE".

(b)(A) at the original Effective Date of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of each Applicable Time, the Company is, was and will be a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act);

(c)To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(b) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(d)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not, is not and will not be an “ineligible issuer,” as defined in Rule 405, without taking account of any

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determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;

(e)the Registration Statement, on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, complied and will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act; each Prospectus Supplement complied, at the time it was filed with the Commission and as of the Execution Time, and will comply as of each Applicable Time and Settlement Date in all material respects with the requirements of the Securities Act; each base prospectus included in the Registration Statement complied or will comply, as of its date and the date it was or will be filed with the Commission, as of the Execution Time (if filed with the Commission on or prior to the date hereof) and, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Securities Act; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Applicable Time and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Securities Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Securities Act); neither  the Registration Statement nor any amendment thereto, on each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto), did not include and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Incorporated Document, at the Effective Date or when such Incorporated Document was filed or will be filed with the Commission, as the case may be, complied and will comply, in all material respects, with the requirements of the Exchange Act and, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; at the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 2(e) with respect to any statement contained in the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of such Manager to the Company expressly for use in the Registration Statement or the Prospectus;

(f)the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, that were or are filed prior to each Applicable Time, when they became or become effective under the Securities Act or were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with and otherwise complied with the, requirements of Rule 163 under the Securities Act, including without limitation Rule 163(b)(1) under the Securities Act and qualified for such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163 under the Securities Act; each Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, at the Execution Time, at each Applicable Time and at each Settlement Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that time, not misleading provided, however, that the Company makes no representation or warranty in this Section 6(g) with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with information concerning the Manager and furnished in writing by or on behalf of such Manager to the Company expressly for use in such Issuer Free Writing Prospectus;

(h)prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus

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and the Issuer Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Issuer Free Writing Prospectus is accompanied or preceded by the Prospectus, as the case may be, and that such Issuer Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Issuer Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Manager, of any Issuer Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Prospectus Supplement dated April 26, 2017 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Manager are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement;

(i)the Prospectus delivered to the Manager for use in connection with the sale of the Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via the Commission’s Electronic Data Gathering and Retrieval System or any successor system thereto ("EDGAR"), except to the extent permitted by Regulation S-T; no stop order of the Commission preventing or suspending the use of any Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(j)the Company had an authorized, issued and outstanding capitalization as set forth in the Disclosure Package, the Registration Statement and the Prospectus and giving effect to the adjustments set forth thereunder and “Description of Shares of Beneficial Interest—Overview” (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package, the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package, the Registration Statement and the Prospectus, which subsequent issuances, if any, did not, individually or in the aggregate, result in a material change to the outstanding capitalization of the Company as set forth in the Disclosure Package, the Registration Statement and the Prospectus); all of the issued and outstanding capital shares or other securities, including the Common Shares and Preferred Shares (as of each Applicable Time and Settlement Date) of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

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(k)the Company is and at each Applicable Time and Settlement Date will be the sole general partner of the Partnership; as of the Execution Time, the Company owns an approximate 93.3% partnership interest in the Partnership;

(l)the Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(m)the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, or results of operation or prospects of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

(n)the Company has no subsidiaries (as defined in the Securities Act) other than those set forth in Schedule III (such subsidiaries that are consolidated with the Company in the Company’s financial statements in accordance with GAAP are collectively referred to herein as the “Subsidiaries”); the Company owns, directly or indirectly, the interests in each of the Subsidiaries as provided on Schedule III; other than (i) the interests in the Subsidiaries, (ii) the interests in the unconsolidated subsidiaries of the Company as set forth on Schedule III (the “Unconsolidated Subsidiaries”) and (iii) the development loans made by the Company in the ordinary course of business (in the case of (i) and (ii), as described in the Disclosure Package, the Registration Statement and the Prospectus), the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity; complete and correct copies of the organizational documents of the Company, the Partnership and the Subsidiaries and all amendments thereto have been delivered to the Manager, and no changes therein will be made subsequent to the date hereof and prior to the Settlement Date, except as necessary to consummate the transactions contemplated by this Agreement; each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other securities of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus and Disclosure Package, with respect to each Subsidiary and each Unconsolidated Subsidiary, are owned by the Company, directly or indirectly, free and clear of any security interests, other

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encumbrances or adverse claims; except as disclosed in the Disclosure Package, the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and no waivers, consents or approvals of the holders of any class or series of preferred units of partnership interest need to be obtained in connection with the issuance and sale of the Shares, except for those that have been obtained and delivered in writing to the Manager before the date hereof;

(o)the Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the Commonwealth of Virginia, with full partnership power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package, the Registration Statement and the Prospectus and to execute and deliver this Agreement;

(p)the Partnership is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(q)Hersha Hospitality Management L.P. (“HHMLP”) has been duly organized and is validly existing as a limited partnership under the laws of the Commonwealth of Pennsylvania with all requisite partnership power and authority to conduct its business as now conducted and as proposed to be conducted, and operate its properties, as described in the Disclosure Package, the Registration Statement and the Prospectus, and is qualified to do business and is in good standing as a foreign limited partnership in each other jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.  HHMLP is not in violation of any provision of its partnership agreement or other governing documents and is not in default or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties is bound, except as disclosed in the Disclosure Package, the Registration Statement and the Prospectus.  No consent, approval, authorization or order from any court, governmental agency or body is required in connection with the consummation by HHMLP of the transactions contemplated herein and in the Disclosure Package, the Registration Statement and the Prospectus, except such as may be required by the Securities Act, the Exchange Act, and applicable state securities or blue sky laws;

(r)the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, and will be registered pursuant to Section 12 of the Exchange Act; the articles supplementary setting forth the terms of Preferred Shares (the “Articles Supplementary”) have been duly authorized and duly executed by the Company and accepted for record with the Maryland State Department of Assessments and

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Taxation (the “MSDAT”); the Shares conform to all statements relating thereto contained in the Disclosure Package, the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and except as described in the Disclosure Package, the Registration Statement and the Prospectus, the issuance of the Shares is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company;

(s)the Common Shares issuable upon conversion of the Preferred Shares have been duly authorized and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Articles Supplementary, will be validly issued and fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company; the Company has reserved such Common Shares for issuance upon conversion of the Preferred Shares; the Common Shares conform to all statements relating thereto contained in the Disclosure Package, the Registration Statement and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, for such Common Shares issuable upon conversion of the Preferred Shares are in due and proper form; no holder of the Shares will be subject to personal liability by reason of being such a holder;

(t)the capital stock of the Company, including the Shares, and the description of the Partnership Agreement (as defined below), including the description of the units of the Partnership contained therein, conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectuses, if any, and the description contained in the Articles Supplementary; the form of the certificate used to evidence the Shares, if any, (the “Preferred Share Certificate”), is in due and proper form and complies with all applicable legal requirements, the requirements of the Company’s charter (including the Articles Supplementary) and the bylaws of the Company and the requirements of the NYSE, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(u)the preferred units of partnership interest in the Partnership designated as Series C, Series D or Series E Preferred Units, as applicable (the “Preferred Units”) to be issued to the Company in connection with the Company’s sale of the Preferred Shares have been duly authorized and upon the Company’s contribution of the net proceeds from the sale of the Preferred Shares will be validly issued and fully paid in accordance with the Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 26, 1999, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7, Amendment No. 8, Amendment No. 9 and Amendment No. 10 thereto (the “Partnership Agreement”); except as set forth in the Disclosure Package, Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for Preferred Units or other ownership interests of the Partnership; all offers and sales of the Partnership’s Preferred Units prior to the date hereof, if any, were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available

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exemption from the registration requirements of the applicable state securities or blue sky laws.

(v)this Agreement has been duly authorized, executed and delivered by the Company and the Partnership;

(w)neither the Company, the Partnership nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under) or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter (in the case of the Company, including the Articles Supplementary) or by-laws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except with respect to (ii) as individually or in the aggregate would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the charter (including the Articles Supplementary, if applicable) or by-laws of the Company or the organizational documents of the Partnership or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, the Partnership or any of the Subsidiaries;

(x)during the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.  During the period of at least the last 36 calendar months preceding the filing of the Registration Statement, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.  As of the Execution Time, the aggregate market value of the Company’s voting stock held by nonaffiliates of the Company (based on the closing price on one Business Day prior to each Applicable Time) and the annual trading volume of the Common Shares was equal to or greater than $100 million and 3,000,000 shares, respectively;

(y)no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company or the Partnership of the transactions contemplated hereby other than (i) the filing of the Articles Supplementary with the MSDAT, if applicable, which filing has been or will be made prior to the Settlement Date, (ii) registration of the

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Shares under the Securities Act, which has been or will be effected, and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Manager or under the rules and regulations of the NYSE or the Financial Industry Regulatory Authority (“FINRA”);

(z)The Articles Supplementary have been duly authorized by the Company;

(aa)except as set forth in the Disclosure Package, the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause (a) the Company to issue or sell securities or shares of any other capital stock or other equity interests of the Company, or (b) the Partnership to issue or sell to it any units or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Shares or shares of any other capital stock or other equity interests of the Company, and (iii) except for the Managers, no person has the right to act as an agent, underwriter or a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as set forth in the Disclosure Package, the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any securities or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(bb)each of the Company, the Partnership, HHMLP and the Subsidiaries has all necessary licenses, authorizations, franchises, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to so have, file or obtain would not have a Material Adverse Effect; neither the Company, HHMLP, the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, HHMLP, the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(cc)all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(dd)there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s or Partnership’s knowledge, contemplated to which the Company, the Partnership, HHMLP or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is

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or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(ee)all agreements to which the Company, the Partnership and their respective Subsidiaries are a party, and all agreements between or among the Company, the Partnership or their respective affiliates, on the one hand, and HHMLP, on the other hand, are legal, valid, and binding obligations of the Company, the Partnership, HHMLP and their respective Subsidiaries enforceable in accordance with their respective terms, except where the failure to be legal, valid, binding and enforceable would not, individually or in the aggregate, have a Material Adverse Effect, and except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) the public policy regarding the enforceability of indemnification or contribution provisions;

(ff)KPMG LLP, whose report on the consolidated financial statements of the Company, the Partnership and the Subsidiaries was filed with the Commission and incorporated by reference in the Disclosure Package, the Registration Statement and the Prospectus, as of the date of such report, was an independent registered accountant as required by the Securities Act;

(gg)the audited financial statements included or incorporated in the Registration Statement, the Prospectus and the Issuer Free Writing Prospectuses, if any, together with the related notes and schedules, are accurate in all material respects and present fairly the consolidated financial position of the Company, the Partnership and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company, the Partnership and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included or incorporated in the Disclosure Package, the Registration Statement and the Prospectus and the Issuer Free Writing Prospectuses, if any, comply with the requirements of Regulation S-X of the Securities Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Disclosure Package, the Registration Statement and the Prospectus, are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Disclosure Package, the Registration Statement and the Prospectus and the Issuer Free Writing Prospectuses, if any, that are not included as required; and the Company, the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not

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disclosed in the Disclosure Package, the Registration Statement and the Prospectus and the Issuer Free Writing Prospectuses, if any;

(hh)subsequent to the respective dates as of which information is given in the Disclosure Package, the Registration Statement and the Prospectus and the Issuer Free Writing Prospectuses, if any, there has not been (i) any material adverse change, or any development reasonably expected to result in a material adverse change, in the business, properties, management, financial condition or results of operations of the Company, the Partnership, and the Subsidiaries, taken as a whole, or HHMLP, (ii) except as contemplated by the Disclosure Package, the Registration Statement and the Prospectus, any transaction which is material to the Company, the Partnership and the Subsidiaries taken as a whole, (iii) except as disclosed in the Disclosure Package, the Registration Statement and the Prospectus, any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Partnership, HHMLP or the Subsidiaries, which is material to the Company, the Partnership and the Subsidiaries taken as a whole, or HHMLP, (iv) except as disclosed in the Disclosure Package, the Registration Statement and the Prospectus, any material change in the capital stock, ownership interests or outstanding indebtedness of the Company, the Partnership or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(ii)the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

(jj)the Company, the Partnership and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package, the Registration Statement and the Prospectus and the Issuer Free Writing Prospectuses, if any, as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except for such as (1) are described in the Disclosure Package, the Registration Statement and the Prospectus and the Issuer Free Writing Prospectuses, (2) are related to financings described in the Disclosure Package, the Registration Statement and the Prospectus, or (3) that would not individually or in the aggregate have a Material Adverse Effect; except as set forth in the Disclosure Package, the Registration Statement and the Prospectus, no person other than the Company has an option or right of first refusal to purchase all or part of any hotel owned by the Company, the Partnership or the Subsidiaries (the “Hotels”) or any interest therein; each Hotel complies with all applicable codes, laws, and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to access to hotels), except if and to the extent disclosed in the Disclosure Package, the Registration Statement and the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect; neither the Company nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner effect the size of, use of, improvements on, construction on, or access to any of the Hotels, except such proceedings or actions that would not have a Material Adverse Effect;

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(kk)the Company, the Partnership and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Disclosure Package, the Registration Statement and the Prospectus or the Issuer Free Writing Prospectuses, if any, as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); to the Company’s knowledge (i) there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s, the Partnership’s, or HHMLP’s, rights in or to any Intellectual Property, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or the Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Partnership are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company or the Partnership of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(ll)except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company, the Partnership nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Partnership’s knowledge after due inquiry, threatened against the Company, the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Partnership’s knowledge after due inquiry, threatened against the Company, the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries, and (iii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder

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concerning the employees of the Company, the Partnership, HHMLP or any of the Subsidiaries;

(mm)the Company, the Partnership, HHMLP and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, there are no past, present or, to the Company’s or Partnership’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company, the Partnership, HHMLP or the Subsidiaries under, or to interfere with or prevent compliance by the Company, the Partnership, HHMLP or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company, the Partnership, HHMLP nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(nn)in the ordinary course of its business, the Company, the Partnership, HHMLP and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(oo)all tax returns required to be filed as of the date hereof and as of each Applicable Time and Settlement Date by the Company, the Partnership, HHMLP and each of the Subsidiaries have been or will be timely filed (or valid extensions to such filings have been obtained), all such tax returns are true, correct and complete in all material respects, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been or will be paid, other than those being contested in good faith and for which adequate reserves have been provided,

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except in any case in which the failure so to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, have a Material Adverse Effect;

(pp)commencing with the Company’s taxable year ended December 31, 1999, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Disclosure Package, the Registration Statement and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and thereafter.  All statements in the Disclosure Package, the Registration Statement and the Prospectus regarding the Company’s qualification and taxation as a REIT under the Code are true, correct and complete in all material respects;

(qq)the Company, the Partnership, HHMLP and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company and the Partnership deem adequate; such insurance insures against such losses and risks to an extent which is in accordance with customary industry practice to protect the Company, the Partnership, HHMLP and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(rr)neither the Company, the Partnership, HHMLP nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Disclosure Package, the Registration Statement and the Prospectus or any Issuer Free Writing Prospectuses any loss or interference with its respective business from fire, explosion, flood (except as would not, individually or in the aggregate, have a Material Adverse Effect) or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(ss)except as disclosed in the Registration Statement or the Prospectus or any Issuer Free Writing Prospectuses, neither the Company, the Partnership nor HHMLP has sent or received any communication regarding, or is otherwise aware of any communication that could reasonably result in, termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company, the Partnership or, to the Company’s knowledge, any other party to any such contract or agreement;

(tt)except as disclosed in the Registration Statement or the Prospectus or any Issuer Free Writing Prospectuses, the Company, the Partnership, HHMLP and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded

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accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(uu)the Company has established, maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) in accordance with such rules and any related rules of the Commission or the NYSE; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and except as disclosed in the Company’s most recent Annual Report on Form 10-K, such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of:  (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(vv)the Company is in compliance with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(ww)the Company has made available to the Manager true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(xx)any statistical and market-related data included in the Disclosure Package, the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(yy)neither the Company, the Partnership nor any of the Subsidiaries nor, to the Company’s and the Partnership’s knowledge after due inquiry, any employee or agent of the Company, the Partnership or the Subsidiaries has made any payment of funds of the Company, the Partnership or the Subsidiaries or received or retained any funds in violation

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of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(zz)neither the Company, the Partnership nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company or the Partnership to facilitate the sale or resale of the Shares;

(aaa)to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Disclosure Package, the Registration Statement and the Prospectus;

(bbb)the Shares are registered pursuant to Section 12(b) of the Exchange Act.  The Shares are listed on the NYSE.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the listing of the Shares on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing;

(ccc)An application has been, or will be prior to the Settlement Date, submitted for the approval of the listing of the Shares on the NYSE;

(ddd)the description of the Company’s, the Partnership’s and the Subsidiaries’ organization and current and proposed method of operation set forth in the Prospectus under the heading “Federal Income Tax Consequences of our Status as a REIT”  is an accurate and fair summary of the matters referred to therein;

(eee)neither the Company nor any of its Subsidiaries or affiliates, nor any trustee, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action, on behalf of the Company or any of its Subsidiaries, in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage, in each case in violation of any law, rule or regulation applicable to the Company or its Subsidiaries including, without limitation, the Foreign Corrupt Practices Act of 1977; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with anti-corruption laws to the extent applicable to the Company or its Subsidiaries and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws to the extent applicable to the Company or its Subsidiaries;

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(fff)the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with (i) financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, to the extent applicable to the Company or its Subsidiaries, (ii) the money laundering statutes of all jurisdictions and the rules and regulations thereunder to the extent applicable to the Company or its Subsidiaries, and (iii) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity to the extent applicable to the Company or its Subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ggg)the Company represents that neither the Company nor any of its Subsidiaries, nor any trustee, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(hhh)the interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference into the Disclosure Package, the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iii)the Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

In addition, any certificate signed by any officer of the Company, the Partnership or any of the Subsidiaries and delivered to the Manager or counsel for the Manager in connection with this Agreement shall be deemed to be a representation and warranty by the Company, the Partnership or Subsidiary, as the case may be, as to matters covered thereby, to the Manager.

3.Sale and Delivery of Shares.

(a)Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to

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time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day.  The gross sales price of the Shares sold under this Section 3(a) shall be the market price for Shares sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Shares.

(ii)The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

(iii)The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Trustees (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing.  The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided,  however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

~~(iv)~~The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the 1933 Act Regulations (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Shares on behalf of the

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Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.

(v)The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below.  The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.  Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii)At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(y)), the Company shall be deemed to have affirmed each representation and warranty

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contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix)Notwithstanding anything to the contrary herein, the Manager shall not sell (1) Series D Shares at a price higher than the Series D Maximum Price (as defined below) or (2) Series E Shares at a price higher than the Series E Maximum Price (as defined below).  For the purposes hereof, the “Series D Maximum Price” shall mean: (a) through May 31, 2020, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until May 31, 2021 remaining at the date of sale multiplied by (y) 0.0050; and (b) on May 31, 2020 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale, and the “Series E Maximum Price” shall mean: (a) through November 7, 2020, the product of (i) $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale and (ii) the sum of (A) 1.0 and (B) (x) the number of complete years until November 7, 2021 remaining at the date of sale multiplied by (y) 0.0050; and (b) on November 7, 2020 and thereafter, $25.00 plus any accrued and unpaid dividends per share to, but excluding, the date of sale.

(b)If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and  the Company will enter into a Terms Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager.  The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any

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provisions relating to rights of, and default by, managers acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to the Equity Distribution Agreements and any Terms Agreement exceed the lesser of (i) the aggregate amount set forth in Section 1, (ii) the number of Shares available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under the Equity Distribution Agreements by the Board, or a duly authorized committee thereof, and notified to the Managers in writing (the "Maximum Amount").

(e)If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Common Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)The Company agrees that any offer to sell the same class of Shares, any solicitation of an offer to buy the same class of Shares, or any sales of the same class of Shares shall be effected by or through only one of the Managers on any single given day and the Company shall in no event request that more than one Manager offer or sell the same class of Shares on the same day.

(g)Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, (i) during any period in which the Company’s insider trading policy, as it exists at the Execution Time, would prohibit the purchases or sales of the Company’s securities by its officers or directors, or during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Manager, for purposes of this clause (i), such period shall be deemed to end on the date on which the Company’s next subsequent Annual Report on Form 10–K or Quarterly Report on Form 10–Q, as the case may be, is filed with the Commission or (ii) during any other period in which the Company is in possession of material non-public information or (iii) except as provided in Section 3(h) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10‑Q or an Annual Report on Form 10‑K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

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(h)If the Company wishes to offer, sell or deliver Placement Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Manager (with a copy to its counsel) a Current Report on Form 8‑K, which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8‑K”), in form and substance reasonably satisfactory to the Manager, (ii) provide the Manager with the officers’ certificate, opinions/letters of counsel and accountant’s letter called for by Section 6(b), (c), (d), (f) and (g) hereof; respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(p) and Section 6 hereof and (iv) file such Earnings 8‑K with the Commission, then the provisions of clause (iii) of Section 3(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10‑Q or Annual Report on Form 10‑K, as the case may be.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountant’s letter pursuant to this Section 3(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10‑Q or Annual Report on Form 10‑K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 6 hereof and (B) this Section 3(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(i), which shall have independent application.

4.Agreements.  The Company and Partnership agree with the Manager that:

(a)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects.  The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing.  The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been

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filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company

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and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)The Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto.  Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)During the pendency of any Placement hereunder, or, at all times at which the average daily trading volume (as defined under Regulation M of the Exchange Act) of the Common Shares or any of the Preferred Shares is below $100,000, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other

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Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares, including the Company's 6.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (liquidation preference $25.00 per share), $ 0.01 par value (the “Series C Shares”), any Series D Shares or any Series E Shares; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided,  however, that the Company may issue and sell Shares pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i)The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)On or prior to the date the Shares are first sold pursuant to the terms of this Agreement, and each time that (i) the Registration Statement or the Prospectus relating to the Shares shall be amended or supplemented by means of a post-effective amendment but not by means of incorporation of documents into the Registration Statement or the Prospectus, except as described in clause (ii) below, (ii) there is filed with the Commission any annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) under the Exchange Act, any quarterly report on Form 10-Q under the Exchange Act, or any current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (iv) there is filed with the Commission an Earnings 8-K as contemplated by Section 3(h) hereof, or (v) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager within five (5) trading days of such Representation Date,  forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the

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statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that, no sales of Shares are permitted to occur pursuant to this Agreement until the certificate required by this Section has been so delivered.  The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which the Company has not instructed any of the Managers to make sales under any of the Equity Distribution Agreements, which waiver shall continue until the earlier to occur of the date the Company so instructs any of the Mangers pursuant to any of the Equity Distribution Agreements (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(l)On or prior to the date the Shares are first sold pursuant to the terms of this Agreement and at each Representation Date, within five (5) trading days of such Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager written opinions in the form of Exhibits A-1 and A-2 of Hunton & Williams LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, a letter from Company Counsel in the form Exhibit A-3, a written opinion in the form of Exhibit B of the Senior Corporate Counsel of the Company, and a written opinion in the form of Exhibit C of Venable LLP, special Maryland counsel ("Maryland Counsel") for the Company, or other counsel satisfactory to the Manager, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that, no sales of Shares are permitted to occur pursuant to this Agreement until the opinions required by this Section have been so delivered.  The requirement to provide opinions under this Section 4(l) shall be waived for any Representation Date occurring at a time at which the Company has not instructed any of the Managers to make sales under any of the Equity Distribution Agreements, which waiver shall continue until the earlier to occur of the date the Company so instructs any of the Mangers pursuant to any of the Equity Distribution Agreements (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(m)On or prior to the date the Shares are first sold pursuant to the terms of this Agreement and  at each Representation Date, within five (5) trading days of such Representation Date , Clifford Chance US LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as

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the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that, no sales of Shares are permitted to occur pursuant to this Agreement until the opinion required by this Section has been so delivered.   The requirement to provide opinions under this Section 4(m) shall be waived for any Representation Date occurring at a time at which the Company has not instructed any of the Managers to make sales under any of the Equity Distribution Agreements, which waiver shall continue until the earlier to occur of the date the Company so instructs any of the Mangers pursuant to any of the Equity Distribution Agreements (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(n)On or prior to the date the Shares are first sold pursuant to the terms of this Agreement , and within five (5) trading days of each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files an Annual Report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K), or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery,  as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that, for the avoidance of doubt, any letter deliverable pursuant to this Section 4(n) on a Representation Date subsequent to a waiver of a Representation Date occurring in connection with 4(n)(iii) shall cover all financial information incorporated by reference into the Registration Statement and Prospectus as of such date; provided further that, no sales of Shares are permitted to occur under this Agreement until the comfort letter required by this Section has been so delivered.  The requirement to provide a comfort letter under this Section 4(n) shall be waived for any date on which a comfort letter is otherwise required to be delivered occurring at a time at which the Company has not instructed any of the Managers to make sales under any of the Equity Distribution Agreements, which waiver shall continue until the earlier to occur of the date the Company so instructs any of the Mangers pursuant to any of the Equity Distribution Agreements and the next occurring date on which a comfort letter is required to be delivered.

(o)On or prior to the date the Shares are first sold pursuant to the terms of this Agreement and at each Representation Date,  within five (5) trading days of such Representation Date, the Company and the Partnership shall cause to be furnished to the Manager, a certificate of its Chief Financial Officer and its Chief Accounting Officer, in

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the case of the Company, and its general partner, in the case of the Partnership, in the form attached as Exhibit E hereto; provided that, no sales of Shares are permitted to occur pursuant to this Agreement until the certificate required by this Section has been so delivered  The requirement to provide a certificate under this Section 4(o) shall be waived for any Representation Date occurring at a time at which the Company has not instructed any of the Managers to make sales under any of the Equity Distribution Agreements, which waiver shall continue until the earlier to occur of the date the Company so instructs any of the Mangers pursuant to any of the Equity Distribution Agreements (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(p)On or prior to the date the Shares are first sold pursuant to the terms of this Agreement and at each Representation Date, within five (5) trading days of such Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request; provided that, no sales of Shares are permitted to occur pursuant to this Agreement until the due diligence required by this Section has been so conducted.    The requirement to conduct a due diligence session under this Section 4(p) shall be waived for any Representation Date occurring at a time at which the Company has not instructed any of the Managers to make sales under any of the Equity Distribution Agreements, which waiver shall continue until the earlier to occur of the date the Company so instructs any of the Mangers pursuant to any of the Equity Distribution Agreements (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date.

(q)The Company consents to the Manager trading in the Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(r)The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(s)If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(h) or 6(k) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

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(t)Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(u)The Company shall ensure that there are at all times sufficient Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares or Preferred Shares held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(v)During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(w)The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(x)The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(y)The Company will reserve the maximum number of Common Shares issuable upon conversion of the Preferred Shares until such time as such Common Shares have been issued or the Preferred Shares have been redeemed.

(z)The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code for its taxable year ending December 31, 2017, and thereafter will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code, as the case may be, until the Board of Trustees of the Company determines that it is no longer in the best interests of the Company and its shareholders to qualify as a REIT.

(aa)The Company will conduct its affairs in such a manner so as to reasonably ensure it will not be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

5.Payment of Expenses.

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(a)The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation:  (i) the preparation and filing of the Registration Statement, the Prospectus and each Issuer Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Manager, (iii) the producing, word processing and/or printing of this Agreement and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Manager) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Manager, (v) the listing of the Shares on the NYSE, (vi) any filing for review of the public offering of the Shares by the FINRA, including the legal fees and filing fees and other disbursements of counsel to the Manager, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Manager’s respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and the performance of the Company’s and the Partnership’s other obligations hereunder.

6.Conditions to the Obligations of the Manager.  The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required by Section 3(a)(viii) of this Agreement; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

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(b)The Company shall have requested and caused the Company Counsel, to furnish to the Manager, on every date specified in Section 4(k) of this Agreement,  an opinion of Company Counsel addressed to the Manager in the form of Exhibits A-1 and A-2, and a letter from Hunton & Williams LLP, addressed to the Manager, in the form of Exhibit A-3.

(c)The Company shall have requested and caused Senior Corporate Counsel, to furnish to the Manager, on every date specified in Section 4(k) of this Agreement,  an opinion of Senior Corporate Counsel addressed to the Manager in the form of Exhibit B

(d)The Company shall have requested and caused Senior Corporate Counsel, to furnish to the Manager, on every date specified in Section 4(k) of this Agreement,  an opinion of Maryland Counsel addressed to the Manager in the form of Exhibit C.

(e)The Manager shall have received on every date specified in Section 4(k) of this Agreement, the favorable opinion of Clifford Chance US LLP, counsel for the Managers, dated as of such date and addressed to the Manager.

(f)The Company and the Partnership shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement a certificate of its Chief Financial Officer and its Chief Accounting Officer, in the case of the Company, and of its general partner, in the case of the Partnership, in the form attached as Exhibit D hereto.  The Managers shall have received from the Company and the Partnership on every date specified in Section 4(k), a certificate of its Chief Financial Officer and its Chief Accounting Officer, in the case of the Company, and its general partner, in the case of the Partnership, in the form attached as Exhibit E hereto

(g)The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(n) hereof and to the extent requested by the Manager in connection with any offering of the Shares, a comfort letter addressed to the Managers in the form and substance satisfactory to the Managers.

(h)Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall have been no material adverse change or any development reasonably expected to result in a material adverse change in the business, properties, management, financial condition or results of operations of the Company, the Partnership and the Subsidiaries taken as a whole shall occur or become known the effect of which, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of

33

Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post‑effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(j)No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Manager objects in writing

(k)Between the Execution Time and the time of any sale of Shares through the Manager, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus and amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Issuer Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l)FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(m)The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(n)The Articles Supplementary shall have been accepted for record by the MSDAT and shall be effective under the Maryland REIT Law.

(o)Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

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The documents required to be delivered by this Section 6 shall be delivered at the office of Clifford Chance US LLP, counsel for the Manager, at 31 West 52nd St., New York, New York 10019, on each such date as provided in this Agreement.

7.Indemnification and Contribution.

(a)The Company and the Partnership will indemnify and hold the Manager, its affiliates, directors, officers, employees and agents and each person, if any, who controls it within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Manager, or any such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment or supplement thereto or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, or in any application or other document executed by or on behalf of the Company or any Subsidiary or based on written information furnished by or on behalf of the Company or any Subsidiary filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any base prospectus included in the Registration Statement, the Prospectus Supplement and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act), which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more of the Issuer Free Writing Prospectuses, if any, or arises out of or is based upon the omission or alleged omission to state in the Disclosure Package, the Prospectus or Issuer Free Writing Prospectus a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Manager in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Partnership shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Manager through its gross negligence or willful misconduct); provided that the Company and the Partnership will not be liable to the extent that such loss, claim, damage, liability, expense or action arises from the sale of the Shares

35

in the public offering to any person by any Manager and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Manager furnished in writing to the Company by such Manager expressly for inclusion in the Registration Statement, the Disclosure Package or the Prospectus.  This indemnity agreement will be in addition to any liability that the Company and the Partnership might otherwise have.

(b)The Manager will indemnify and hold harmless the Company and the Partnership, each person, if any, who controls the Company and the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and the Partnership and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and the Partnership to the Manager, but only insofar as losses, claims, damages, liabilities, expenses or actions arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Manager furnished in writing to the Company by such Manager expressly for use in the Registration Statement, the Disclosure Package or the Prospectus or any Issuer Free Writing Prospectuses.  The Company and the Partnership hereby acknowledge that the only information that the Manager has furnished to the Company expressly for use in the Registration Statement, the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus are the statements described in Section 10 of this Agreement.  This indemnity will be in addition to any liability that the Manager might otherwise have; provided,  however,  that in no case shall any Manager be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Manager.

(c)Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party, and shall not in any event relieve the indemnifying party from its obligations under the succeeding provisions of this Section 7.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges

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of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided,  however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Partnership or the Manager, then the Company, the Partnership and the Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Partnership from persons other than the Manager, such as persons who control the Company and the Partnership within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Partnership and the Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Manager on the other.  The relative benefits received by the Company and the Partnership on the one hand and the Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Partnership bear to the total commissions received by the Manager.  If, but only if, the allocation provided by

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the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Partnership, on the one hand, and the Manager, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Partnership or the Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Partnership and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), the Manager shall not be required to contribute any amount in excess of the commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Manager or by or on behalf of the Company or the Partnership, or the Company’s officers and directors or any persons controlling the Company or the Partnership, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

8.Termination.

(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers

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to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(t) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14  of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections  2, 5, 7 and 9 shall remain in full force and effect.

(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE MKT LLC or the NASDAQ; (ii) a suspension or material limitation in trading in any of the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Manager's judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package, the Prospectus and the Issuer Free Writing Prospectuses, if any, or (z)  there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review

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or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) under the Exchange Act.

9.Representations and Indemnities to Survive.  All representations, warranties, agreements and covenants of the Company and the Partnership herein or in certificates delivered pursuant hereto, and the agreements of the Manager contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Manager or any controlling persons, or the Company or the Partnership or any of their officers, directors, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

10.Information Furnished by the Managers.  The statements set forth under Paragraph 11 of "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Managers as such information is referred to in Sections 2 and 8 hereof.

11.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s‑length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, the Manager is and has been acting solely as sales agent and/or principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) the Manager has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company on other matters) and the Manager has no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Manager and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Manager has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

12.Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Ave., Milwaukee, Wisconsin 53202, Attention: John Roessner, and confirmed to the General Counsel, Matt Deering, at mdeering@rwbaird.com; or, if sent to the Company, will be mailed to Hersha Hospitality Trust, 510 Walnut Street, 9th Floor,Philadelphia, Pennsylvania 19106, Attn: Ashish R. Parikh and confirmed to it at Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219, Attn:  James V. Davidson.

13.PATRIOT Act. The Company acknowledges and agrees that in accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended, the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may

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include the name and address of their respective clients, as well as other information that will allow  the Managers to properly identify their respective clients.

14.Governing Law; Construction.  This Agreement and any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or the Terms Agreement.

15.Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Partnership consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Manager or any indemnified party.  The Manager and the Company (on their own behalf and, to the extent permitted by applicable law, on behalf of their respective shareholders and affiliates) and the Partnership waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and/or the Partnership and may be enforced in any other courts to the jurisdiction of which the Company or the Partnership is or may be subject, by suit upon such judgment.

16.Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Manager, the Company and the Partnership and to the extent provided in Section 7 hereof the controlling persons, partners, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Manager) shall acquire or have any right under or by virtue of this Agreement.

17.Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.Successors and Assigns.  This Agreement shall be binding upon the Manager, the Company, the Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Partnership’s and any of the Manager's respective businesses and/or assets.

19.Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

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“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(y) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b)

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and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto  becomes effective, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours,

HERSHA HOSPITALITY TRUST

By: /s/ Ashish R. Parikh

Name:Ashish R. Parikh

Title:Chief Financial Officer

HERSHA HOSPITALITY LIMITED PARTNERSHIP

By:  Hersha Hospitality Trust, its sole general partner

By: /s/ Ashish R. Parikh

Name:Ashish R. Parikh

Title:Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Steven H. Goldberg
Name: Steven H. Goldberg
Title: Managing Director